UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

 (State or other jurisdiction of incorporation)

0-15536	23-2428543
(Commission file number)	(IRS employer ID)

105 Leader Heights Road PO Box 2887
York, Pennsylvania	17405-2887
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code – 717-747-1519

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2019, PeoplesBank, A Codorus Valley Company (the “Bank”), the wholly-owned subsidiary of Codorus Valley Bancorp, Inc. (the “Company”), entered into a Supplemental Executive Retirement Plan (the “Agreement”) with Diane E. Baker, Executive Vice President, Chief Operating Officer and Chief Risk Officer of the Bank and Vice President and Assistant Treasurer of the Company.

The Agreement provides that Ms. Baker will receive supplemental retirement payments upon retirement at the Normal Benefit Date of January 1, 2034 in the amount of $75,000 per annum, payable for 15 years in equal monthly installments commencing the month of the Normal Benefit Date.

In the event Ms. Baker were to voluntarily terminate her employment prior to the Normal Benefit Date, she would receive annual payments based on a 15 year vesting schedule attached as Exhibit A to the Agreement. The same benefit schedule would apply in the event of an early termination of employment due to disability as defined in the Agreement. In the event of Ms. Baker’s death prior to retirement, her beneficiary would be entitled to a lump sum payment in accordance with the vesting schedule set forth on Exhibit A to the Agreement.

In the event of a Change in Control of Bank, as defined in the Agreement, prior to Ms. Baker’s separation from service and prior to the Normal Benefit Date, Ms. Baker would be entitled to the full annual benefit payment in the amount of $75,000, payable for 15 years in equal monthly installments commencing the month of the Normal Benefit Date.

The Agreement provides that if any payment under the Agreement would be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, that the amount of the payments to Ms. Baker would be reduced to the extent necessary to avoid treating such benefit payment as an “excess parachute payment.”

The Agreement also provides that Ms. Baker would forfeit any undistributed benefits under the Agreement if, within three (3) years following the termination of her employment, she violates certain non-compete, non-solicitation and confidentiality provisions contained in the Agreement.

The above summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

No.	Description

10.1	Supplemental Executive Retirement Plan of Diane E. Baker

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CODORUS VALLEY BANCORP, INC.

Date: February 4, 2019	By:	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Supplemental Executive Retirement Plan of Diane E. Baker

5